Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Vertical Aerospace Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.001 per share	Other	104,009,489(2)	$4.94(3)	$513,806,876	0.00015310	$78,663.83
	Equity	Ordinary shares issuable on exercise of warrants	Other	5,000,000(4)	$50.00(5)	$250,000,000	0.00015310	$38,275
	Total Offering Amounts					$763,806,876		$116,938.83
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$116,938.83

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, an indeterminate number of additional securities are registered hereunder to prevent dilution in connection with share splits, share dividends or similar transactions.

(2)	Represents 104,009,489 ordinary shares, par value $0.001 per share (the “ordinary shares”) of Vertical Aerospace Ltd. offered by the selling securityholders identified in this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act, based on the average of the high and low sales prices of ordinary shares as reported on the New York Stock Exchange on February 4, 2025.

(4)	Represents 5,000,000 ordinary shares issuable upon exercise of the SF Warrants (as defined in the Registration Statement) issued to Imagination Aero Investments Limited.

(5)	Determined pursuant to Rule 457(g) on the basis of $50.00 per ordinary share – the per share exercise price of the SF Warrants (as defined in the Registration Statement), which is greater than the price of securities of the same class as determined in accordance with Rule 457(c).

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary shares issuable upon exercise of public warrants	13,500,000(1)(2)	$90,000,000	Form F-3	333-275430	November 16, 2023
Equity	Ordinary shares issuable upon exercise of public warrants	1,500,000(1)(2)	$11,250,000	Form F-3	333-284418	January 23, 2025

(1)	No registration fee is payable in connection with an aggregate of 15,000,000 ordinary shares issuable upon exercise of Tranche A Warrants and Tranche B Warrants (each as defined in the Registration Statement), previously registered on the registration statement on Form F-3 (File No. 333-275430), initially filed with the SEC on November 9, 2023 and declared effective by the SEC on November 16, 2023 (the “Primary F-3 Registration Statement”) and an additional registration statement on Form F-3 (File No. 333-284418), filed with the SEC on January 23, 2025 and effective upon filing pursuant to Rule 462(b) under the Securities Act (the “F-3 MEF Registration Statement” and, together with the Primary F-3 Registration Statement, the “Prior Registration Statements”), because such ordinary shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the Prior Registration Statements.

(2)	An aggregate of 15,000,000 ordinary shares that were previously registered under the Prior Registration Statements and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statements, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.